SUPPLEMENT
(To Prospectus Supplement dated October 23, 1996)

                                 $53,300,000
                        PRINCIPAL AMOUNT PLUS INTEREST

                              LIQUIDITY FACILITY
                                      OF
                        FGIC SECURITIES PURCHASE, INC.
                                IN SUPPORT OF

                            CITY OF TAMPA, FLORIDA
                        OCCUPATIONAL LICENSE TAX BONDS
                                 SERIES 1996A

Date of Variable Rate Bonds:  Date of Issuance          Due:  October 1, 2018

     The maturity date for the City of Tampa, Florida Occupational License Tax Bonds, Series 1996A to which the above referenced Liquidity Facility relates is October 1, 2018.

   The date of this Supplement to Prospectus Supplement is November 4, 1996